EXHIBIT 99.1


EPL                         News Release      Energy Partners, Ltd.
Energy Partners, Ltd.                         201 St. Charles Avenue, Suite 3400
                                              New Orleans, Louisiana 70170
                                              (504) 569-1875


--------------------------------------------------------------------------------

For Immediate Release To:                              For Information Contact:
Analysts, Financial Community, Media                   Al Petrie (504) 799-1953
                                                       alpetrie@eplweb.com

--------------------------------------------------------------------------------


             EPL Commences Offering of $150,000,000 of Senior Notes


New Orleans, Louisiana, July 21, 2003...Energy Partners, Ltd. ("EPL") (NYSE:EPL) announced today that it had commenced an offering of $150,000,000 of Senior Notes. EPL plans to use the net proceeds of the offering to redeem all of its 11% senior subordinated notes due 2009, repay substantially all of its borrowings under its bank revolving credit facility and for general corporate purposes, including acquisitions. The offering is subject to market and other conditions.

The notes will be senior unsecured obligations of EPL and will mature in 2010 with interest payable semi-annually. The notes will be guaranteed by each of EPL's active wholly-owned subsidiaries as of the issue date.

EPL is offering the notes in reliance upon an exemption from registration under the Securities Act of 1933 for an offer and sale of securities that does not involve a public offering. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration. This news release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which it would be unlawful.

Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company's operations are focused in the shallow to moderate depth waters of the Gulf of Mexico Shelf.

--------------------------------------------------------------------------------

   Any statements made in this news release, other than those of historical fact, about an action, event or development, which the Company hopes, believes or anticipates may or will occur in future, are "forward-looking statements" under U. S. securities laws. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in our Annual Report on Form 10-K for fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance or an assurance that the Company's current assumptions and projections are valid. Actual results may differ materially from those projected.

--------------------------------------------------------------------------------

                                       ###